Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(265,307)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(174,493)
Dividend Income	48,447
Interest Income	32,540
ETF Transaction Fees	1,050
Total Income (Loss)	$(357,763)

Expenses
General Partner Management Fees	$9,380
Professional Fees	28,395
Brokerage Commissions	506
Directors' Fees and insurance	467
License fees	235
Total Expenses	$38,983
Net Income (Loss)	$(396,746)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/24	$17,348,742
Additions (200,000 Shares)	1,518,744
Net Income (Loss)	(396,746)

Net Asset Value End of Month	$18,470,740
Net Asset Value Per Share (2,550,000 Shares)	$7.24

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596